UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   May 20 , 2009

FISCHER-WATT GOLD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	0-17386 (Commission File Number)	88-0227654 (IRS Employer Identification #)
2582 Taft Court, Lakewood, Colorado 80215 (Address of Principal Executive Office)

(303) 232-0292

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 20, 2009, Mr. George Beattie resigned from the Board of Directors of Fischer-Watt Gold Company, Inc. (the “Company”).  The resignation was due to Mr. Beattie’s retirement and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER-WATT GOLD COMPANY, INC.

By:	/s/ Peter Bojtos
Peter Bojtos President and Chief Executive Officer

Dated:  May 26, 2009

2